Exhibit (1)(m)

BLACKROCK BOND FUND, INC.

Articles Supplementary to Articles of Incorporation

Increasing the Authorized Capital Stock of the Corporation and

Reclassifying Shares of Authorized Capital Stock

BLACKROCK BOND FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1.	The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Four Billion Four Hundred Million (4,400,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock High Income Fund
Investor A Common Stock	500,000,000
Investor B Common Stock	1,500,000,000
Investor C Common Stock	200,000,000
Investor C1 Common Stock	200,000,000
Institutional Common Stock	500,000,000

BlackRock Bond Fund
Investor A Common Stock	100,000,000
Investor A1 Common Stock	50,000,000
Investor B Common Stock	250,000,000
Investor B1 Common Stock	50,000,000
Investor C Common Stock	100,000,000
Investor C1 Common Stock	100,000,000
Investor C2 Common Stock	50,000,000
Institutional Common Stock	250,000,000
Class R Common Stock	250,000,000

Intermediate Term Portfolio
Class A Common Stock	50,000,000
Class B Common Stock	50,000,000
Class C Common Stock	50,000,000
Class I Common Stock	100,000,000
Class R Common Stock	50,000,000

Total:	4,400,000,000

All shares of all classes of the Corporation’s capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Forty Million Dollars ($440,000,000).

2.	There are no shares of the Intermediate Term Portfolio series currently outstanding. Pursuant to authority vested in the board of directors of the Corporation (the “Board”) in the Corporation’s charter, the Board has redesignated the authorized shares of the Intermediate Term Portfolio series as authorized but unissued shares of Common Stock, par value $0.10 per share, of the Corporation without designation as to class or series.

3.	The Board, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law and Article V, paragraph 7 of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by Two Hundred Million (200,000,000) shares and designates such newly authorized shares as follows:

Series and Classes	Number of Authorized Shares
BlackRock Bond Fund
Investor B2 Common Stock	50,000,000
Service Common Stock	50,000,000
BlackRock Common Stock	100,000,000

Total:	200,000,000

4.	The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor B2 Common Stock are as follows:

The Investor B2 Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Investor B Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation’s charter and further except that:

(i)	Expenses related to the account maintenance and distribution of the Investor B2 Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

(ii)	Such account maintenance and distribution expenses borne solely by Investor B2 Common Stock shall be appropriately reflected (in the manner determined by the Board) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5.	The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Service Common Stock are as follows:

The Service Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation’s charter and further except that:

(i)	Expenses related to the account maintenance and distribution of the Service Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

(ii)	Such account maintenance and distribution expenses borne solely by Service Common Stock shall be appropriately reflected (in the manner determined by the Board) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

6.	The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of BlackRock Common Stock are as follows:

The BlackRock Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation’s charter and further except that:

(i)	Expenses related to the account maintenance and distribution of the BlackRock Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

(ii)	Such account maintenance and distribution expenses borne solely by BlackRock Common Stock shall be appropriately reflected (in the manner determined by the Board) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

7.	After this increase in the number and redesignation of authorized shares, the classification of the newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation, the Corporation will have the authority to issue Four Billion Six Hundred Million (4,600,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock High Income Fund
Investor A Common Stock	500,000,000
Investor B Common Stock	1,500,000,000
Investor C Common Stock	200,000,000
Investor C1 Common Stock	200,000,000
Institutional Common Stock	500,000,000

BlackRock Bond Fund
Investor A Common Stock	100,000,000
Investor A1 Common Stock	50,000,000
Investor B Common Stock	250,000,000
Investor B1 Common Stock	50,000,000
Investor B2 Common Stock	50,000,000
Investor C Common Stock	100,000,000
Investor C1 Common Stock	100,000,000
Investor C2 Common Stock	50,000,000
Institutional Common Stock	250,000,000
Class R Common Stock	250,000,000
Service Common Stock	50,000,000
BlackRock Common Stock	100,000,000

Common Stock	300,000,000

Total:	4,600,000,000

After this increase, all shares of all classes of the Corporation’s capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Sixty Million Dollars ($460,000,000).

IN WITNESS WHEREOF, BLACKROCK BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on September     , 2007.

BLACKROCK BOND FUND, INC.

By:
Donald C. Burke Vice President

ATTEST:

Denis R. Molleur Assistant Secretary

The undersigned, Vice President of BLACKROCK BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: September , 2007
Donald C. Burke
Vice President

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